EXHIBIT 99.1
IDEATION ACQUISITION CORP.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Ideation Acquisition Corp.
     We have audited the accompanying balance sheet of Ideation Acquisition Corp. (a corporation in the development stage) (the “Company”) as of November 26, 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from June 1, 2007 (Inception) to November 26, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ideation Acquisition Corp. (a corporation in the development stage) as of November 26, 2007 and the results of its operations and its cash flows for the period June 1, 2007 (Inception) to November 26, 2007, in conformity with accounting principles generally accepted in the United States of America.
/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
November 29, 2007

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
Balance Sheet
November 26, 2007

Assets
Current Assets:
Cash	$371,632
Other current assets	25,317

Total current assets	396,949
Other asset, cash held in trust	78,815,000

Total assets	$79,211,949

Liabilities and Stockholders’ Equity

Current liabilities,
Accrued offering costs	$243,960

Long-term liabilities,
Deferred underwriters’ fees	2,730,000

Common stock subject to possible redemption (2,999,999 shares at redemption value)	23,639,992

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding
Common Stock, $0.0001 par value, 50,000,000 shares authorized; 12,500,000 shares issued and outstanding including 2,999,999 shares subject to possible redemption	1,250
Additional paid-in capital	52,623,795
Deficit accumulated during the development stage	(27,048)

Total stockholders’ equity	52,597,997

Total liabilities and stockholders’ equity	$79,211,949

(See accompanying notes to financial statements)

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
Statement of Operations
For the period from June 1, 2007 (Date of Inception) to November 26, 2007

Formation and operating costs	$27,048

Net loss	$27,048

Weighted average common shares outstanding, basic and diluted	2,493,517

Basic and diluted net loss per common share	$(0.01)

(See accompanying notes to financial statements)

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
Statement of Stockholders’ Equity
For the period from June 1, 2007 (Date of Inception) to November 26, 2007

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Common shares issued to founders	2,500,000	$250	$24,750	$—	$25,000

Proceeds from issuance of warrants	—	—	2,400,000	—	2,400,000

Sale of 10,000,000 units through public offering, net of underwriters’ discount and offering expenses, at $8.00 per unit (including 2,999,999 shares subject to possible redemption)	10,000,000	1,000	73,839,037	—	73,840,037

Proceeds subject to possible redemption, 2,999,999 shares	—	—	(23,639,992)	—	(23,639,992)

Net loss	—	—	—	(27,048)	(27,048)

Balance at November 26, 2007	12,500,000	$1,250	$52,623,795	$(27,048)	$52,597,997

(See accompanying notes to financial statements)

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
Statement of Cash Flows
For the period from June 1, 2007 (Date of Inception) to November 26, 2007

Cash flows from operating activities:
Net loss	$(27,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets:
Other current assets	(25,317)

Net cash used in operating activities	(52,365)

Net cash used in investing activities:
Cash held deposited in trust account	(78,815,000)

Cash flows from financing activities:
Proceeds from notes payable to stockholders	200,000
Proceeds from common shares issued to founders	25,000
Proceeds from public offering	80,000,000
Proceeds from issuance of insider warrants	2,400,000
Repayment of notes payable to stockholders	(200,000)
Payment of underwriters’ discount and offering costs	(3,186,003)

Net cash provided by financing activities	79,238,997

Net increase in cash	371,632

Cash beginning of period	—
Cash end of period	$371,632

Supplemental disclosures of non-cash financing activities:
Accrued offering costs	$243,960

Deferred underwriters’ fees	$2,730,000

(See accompanying notes to financial statements)

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Nature of Business Operations
     Ideation Acquisition Corp. (a corporation in the development stage) (the “Company”) was incorporated in Delaware on June 1, 2007. The Company was formed to acquire through a merger, stock exchange, asset acquisition or similar business combination a currently unidentified business or businesses. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting By Development Stage Enterprises,” and is subject to the risks associated with activities of development stage companies.
     At November 26, 2007, the Company had not commenced any operations. All activity through November 26, 2007 relates to the Company’s formation and the initial public offering described below. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents. The Company has selected December 31 as its fiscal year end.
     The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering of Units (as described in Note 3) (“Offering”), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a Target Business (“Business Combination”). As used herein, “Target Business” shall mean one or more businesses that at the time of the Company’s initial Business Combination has a fair market value of at least 80% of the Company’s net assets (all of the Company’s assets, including the funds then held in the trust account, less the Company’s liabilities (excluding deferred underwriting discounts and commissions of approximately $2.73 million, or approximately $3.15 million if the over-allotment option is exercised in full, described below)). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination.
     The Company’s efforts in identifying a prospective Target Business will not be limited to particular companies; however it expects to focus on businesses in the digital media sector, which encompasses companies that emphasize the use of digital technology to create, distribute or service others that create or distribute content for various platforms including online, mobile, satellite, television, cable, radio, print, film, video games and software.
     Upon closing of the Offering, $78,815,000 was placed in a trust account and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Investment Company Act”), having a maturity of 180 days or less, or in money market funds selected by the Company meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The amounts placed in the trust account consists of the proceeds of this Offering and the issuance of Insider Warrants (see Note 4) and $2.73 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside of the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.
     The Company will seek stockholder approval before it will affect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, all of the Company’s existing stockholders (“Initial Stockholders”) have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 30% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Offering the Company may combine with another Target Business meeting the fair market value criterion described above.
     Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their portion of the trust account net of income taxes payable thereon, and net of any interest income of up to $1.7 million on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed.
     The Company’s Certificate of Incorporation was amended prior to the closing of the Offering to provide that the Company will continue in existence only until 24 months from the effective date. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of winding up its affairs and it will liquidate. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 3).
Note 2 — Summary of Significant Accounting Policies
  Basis of presentation
     The financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).
   Development Stage Company
     The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”
   Concentration of Credit Risk
     Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.
   Fair Value of Financial Instruments
     The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the accompanying balance sheet.
   Preferred Stock
     The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
   Net Loss per Common Share
     Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, “Earnings Per Share,” which requires dual presentation of basic and diluted earnings per share on the face of the statement of operations. Basic income per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding for the period. Diluted income per share reflects the potential dilution that could occur if warrants were to be exercised or otherwise resulted in the issuance of common stock that then shared in the earnings of the entity.
   Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
   Income Taxes
     The Company complies with the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits.
     The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
     The Company has not begun its trade or business for U.S. tax purposes. Accordingly, it could not yet recognize losses for expenditures. As a result a deferred tax asset of approximately $10,800 was established for the book loss recorded as well as a fully offsetting valuation allowance.
     The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.
   New Accounting Pronouncements
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice.
     SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.
   Redeemable common stock
     The Company accounts for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. In addition, if the redemption causes a redemption event, the redeemable securities should not be classified outside of permanent equity. As discussed in Note 1, the Business Combination will only be consummated if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders holding less than 30% (2,999,999) of common shares sold in the Offering exercise their conversion rights. As further discussed in Note 1, if a Business Combination is not consummated within 24 months, the Company will liquidate. Accordingly, 2,999,999 shares have been classified outside of permanent equity at redemption value. The Company recognized changes in the redemption value immediately as they occur and adjusts the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period. The initial per share redemption price was $7.88 at November 26, 2007.
Note 3 — Initial Public Offering
     In its initial pubic offering effective November 19, 2007 (consummated November 26, 2007), the Company sold 10,000,000 units (“Units”) at a price of $8.00 per unit. Proceeds from the initial public offering totaled $73,840,037, which was net of $3,429,963 in underwriting and other expenses and $2,730,000 of deferred underwriting fees. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of the completion of a Business Combination with a Target Business and November 19, 2008 and expiring November 19, 2011, unless earlier redeemed. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is sent. In accordance with the warrant agreement, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.
Note 4 — Related Party Transactions
     Between June 1, 2007 and November 26, 2007, the Company issued 2,500,000 shares (“Initial Shares”) of common stock to the Initial Stockholders for $0.01 per share or a total of $25,000.
     The Company issued unsecured promissory notes totaling $200,000 to its Initial Stockholders, on June 12, 2007. The notes are non-interest bearing and were repaid from the proceeds of the Offering by the Company.
     The Company has agreed to pay $7,500 per month for office space and general and administrative services. The office space is being leased from Clarity Partners, L.P. Barry A. Porter, one of our special

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
advisors, is a co-founder and Managing General Partner of Clarity Partners, L.P., and the grantor trust of Mr. Porter, Nautilus Trust dtd 9/10/99, is one of our initial stockholders. Services commenced on November 19, 2007 and will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.
     The Initial Stockholders purchased warrants (“Insider Warrants”) exercisable for 2,400,000 shares of common stock at a purchase price of $1.00 per warrant concurrently with the closing of the Offering at a price of $1.00 per Insider Warrant directly from the Company and not as part of the Offering. All of the proceeds from this private placement have been placed in a trust account until a business combination has been consummated. The Insider Warrants are identical to the Warrants included in the Units sold in the Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a “cashless basis” so long as such securities are held by the Initial Stockholders or their affiliates. Additionally, our Initial Stockholders have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination. The Company believes based on a review of the trading prices of the public warrants of other blank check companies similar to the Company, that the purchase price of $1.00 per Insider Warrant is not less than the approximate fair value of such warrants on the date of issuance. Therefore, the Company has not record stock-based compensation expense upon the sale of the Insider Warrants.
     The holders of the Initial Shares, as well as the holders of the Insider Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement signed on November 19, 2007. The holders of a majority of these securities will be entitled to make up to two demands that we register such securities. The holders of a majority of the Initial Shares will be able to make a demand for registration of the resale of their Initial Shares at any time commencing nine months after the consummation of a business combination. The holders of a majority of the Insider Warrants (or underlying securities) will be able to elect to exercise these registration rights with respect to the Insider Warrants (or underlying securities) at any time after the Company consummates a business combination. In addition, such holders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which such securities are released from escrow. All our Initial Stockholders will place the initial shares and the insider warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The Initial Shares will not be released from escrow until one year after the consummation of a Business Combination, or earlier if, following a Business Combination, the Company engages in a subsequent transaction resulting in the Company’s stockholders having the right to exchange their shares for cash or other securities or if the Company liquidates and dissolves. The Insider Warrants will not be released from escrow until 90 days after the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Note 5 — Commitments and contingencies
     At the closing of the Offering, the Company paid a fee 3.5% of the gross offering proceeds, less the fees not paid on the founding shareholders purchase of IPO Units, including the over-allotment option to the underwriters. In addition, the Company has committed to pay a deferred fee of 3.5% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company.
     In addition to the previously described fee, Lazard Capital Markets LLC has been granted a 45-day option (expiring on January 3, 2008) to purchase up to 1,500,000 Units (over and above the 10,000,000 Units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

IDEATION ACQUISITION CORP.
(a corporation in the development stage)
NOTES TO FINANCIAL STATEMENTS — (Continued)
     The Company has sold to the underwriters in the Offering for $100, as additional compensation, an option to purchase up to a total of 500,000 Units for $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Offering; however the Warrants will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 per share. The purchase option and its underlying securities have been registered under the registration statement.
     The sale of this option has been accounted for as an equity transaction. Accordingly, there will be no net effect on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the most recent fair market value of the option is approximately $2.1 million, using an expected life of five years, volatility of 68.9% and a risk-free interest rate of 3.23%. Because the units do not have a trading history, the volatility factor is based on information currently available to management. The volatility factor of 68.9% is the average volatility of ten sample blank check companies that have completed a business combination and have at least two years of trading history. The Company’s management believes that this volatility is a reasonable benchmark, given the uncertainty of the industry of the Target Business, to use in estimating the expected volatility for its common stock.
     The purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the purchase option (the difference between the exercise prices of the purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the purchase option or the Warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the Warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from a registration is available. If the holder is unable to exercise the purchase option or the underlying Warrants, the purchase option or Warrants, as applicable, will expire worthless.